Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 2, 2005 relating to the financial statements and financial statement schedule, which appears in Mechanical Technology Incorporated's Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 16, 2005. In addition, we hereby consent to incorporation by reference in this registration statement of our report dated May 2, 2005 to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Mechanical Technology Incorporated's Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on May 2, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Albany, New York

August 16, 2005